UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

PHANTOM ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50535	65-1048794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Grace Church St., Suite 302
Port Chester, NY 10573
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (866) 452-9883

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd flr.
New York, NY 10006
(212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2008, Greg Koler resigned as Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors of Phantom Entertainment, Inc. (the “Company”) and on the same date, the Company accepted Mr. Koler’s resignation. Mr. Koler resigned to pursue other opportunities.

On July 23, 2008, John Landino was appointed as the Company’s Chief Executive Officer and Interim Chief Financial Officer. Mr. Landino is 39 years old and joined the Company as a director in April 2008. Since 2007, Mr. Landino also serves as Chief Executive Officer at Infinite Dispatch Solutions where he coordinates the commercial release and development of software. From 2002 to 2006, Mr. Landino served as Executive Vice President of GT3, where he created licensable software products and services, managed sales account executives, developed and executed sales, marketing, strategic plans, direct installation of controls, reporting systems, policies and processes for the sales team.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 29th day of July 2008.

Phantom Entertainment, Inc.

July 29, 2008	By:	/s/ John Landino
John Landino
Chief Executive Officer